                                     EXHIBIT 3.3

                                 AMENDED AND RESTATED

                                        BYLAWS

                                          OF

                              HIENERGY TECHNOLOGIES, INC.

                                   TABLE OF CONTENTS
                                   -------- --------


                                                                                  PAGE
                                                                                  ----

ARTICLE 1 - MEETING OF STOCKHOLDERS

     Section  1.     Time  and  Place  of  Meetings. . . . . . . . . . . . . . .     1
     Section  2.     Annual  Meeting . . . . . . . . . . . . . . . . . . . . . .     1
     Section  3.     Special  Meetings . . . . . . . . . . . . . . . . . . . . .     1
     Section  4.     Notice  of  Meetings. . . . . . . . . . . . . . . . . . . .     1
     Section  5.     Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . .     1
     Section  6.     Voting. . . . . . . . . . . . . . . . . . . . . . . . . . .     2

                             ARTICLE II - DIRECTORS

     Section  1.     Powers. . . . . . . . . . . . . . . . . . . . . . . . . . .     2
     Section  2.     Number  and  Term  of  Office . . . . . . . . . . . . . . .     2
     Section  3.     Vacancies  and  New  Directorships. . . . . . . . . . . . .     2
     Section  4.     Regular  Meetings . . . . . . . . . . . . . . . . . . . . .     3
     Section  5.     Special  Meetings . . . . . . . . . . . . . . . . . . . . .     3
     Section  6.     Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . .     3
     Section  7.     Written  Action . . . . . . . . . . . . . . . . . . . . . .     3
     Section  8.     Participation  in  Meetings  by  Conference Telephone . . .     3
     Section  9.     Committees. . . . . . . . . . . . . . . . . . . . . . . . .     3
     Section  10.    Compensation. . . . . . . . . . . . . . . . . . . . . . . .     4
     Section  11.    Rules . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

                              ARTICLE III - NOTICES

     Section  1.     Generally . . . . . . . . . . . . . . . . . . . . . . . . .     4
     Section  2.     Waivers . . . . . . . . . . . . . . . . . . . . . . . . . .     4

                              ARTICLE IV - OFFICERS

     Section  1.     Generally . . . . . . . . . . . . . . . . . . . . . . . . .     5
     Section  2.     Compensation. . . . . . . . . . . . . . . . . . . . . . . .     5
     Section  3.     Succession. . . . . . . . . . . . . . . . . . . . . . . . .     5
     Section  4.     Authority  and  Duties. . . . . . . . . . . . . . . . . . .     5


                                        i

     Section  5.     Chairman. . . . . . . . . . . . . . . . . . . . . . . . . .     5
     Section  6.     President . . . . . . . . . . . . . . . . . . . . . . . . .     5
     Section  7.     Execution of Documents and Action with Respect to
                     Securities of Other Corporations. . . . . . . . . . . . . .     5

                          ARTICLE V - INDEMNIFICATION

     Section  1.     Right  to  Indemnification. . . . . . . . . . . . . . . . .     6
     Section  2.     Right  of  Indemnitee  to  Bring  Suit. . . . . . . . . . .     7
     Section  3.     Non-Exclusivity  of  Rights . . . . . . . . . . . . . . . .     7
     Section  4.     Insurance . . . . . . . . . . . . . . . . . . . . . . . . .     7
     Section  5.     Indemnification  of  Agents  of  the  Corporation . . . . .     8
     Section  6.     Indemnification  Contracts. . . . . . . . . . . . . . . . .     8
     Section  7.     Effect  of  Amendment . . . . . . . . . . . . . . . . . . .     8

                               ARTICLE VI - STOCK

     Section  1.     Certificates. . . . . . . . . . . . . . . . . . . . . . . .     8
     Section  2.     Transfer. . . . . . . . . . . . . . . . . . . . . . . . . .     8
     Section  3.     Lost,  Stolen  or  Destroyed  Certificates. . . . . . . . .     8
     Section  4.     Record  Date. . . . . . . . . . . . . . . . . . . . . . . .     9

                        ARTICLE VII - GENERAL PROVISIONS

     Section  1.     Fiscal  Year. . . . . . . . . . . . . . . . . . . . . . . .    10
     Section  2.     Corporate  Seal . . . . . . . . . . . . . . . . . . . . . .    10
     Section  3.     Reliance  upon  Books,  Reports  and  Records . . . . . . .    10
     Section  4.     Time  Periods . . . . . . . . . . . . . . . . . . . . . . .    10
     Section  5.     Dividends . . . . . . . . . . . . . . . . . . . . . . . . .    10

                            ARTICLE VIII - AMENDMENTS

     Section  1.     Amendments. . . . . . . . . . . . . . . . . . . . . . . . .    10

                                    ARTICLE I


                             MEETING OF STOCKHOLDERS


     Section  1.     Time  and  Place  of  Meetings.     All  meetings  of  the
                     ------------------------------
stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Chairman of the Board, in the absence of a designation by the Board of Directors, and stated in the notice of meeting or in a duly executed waiver of notices thereof.

     Section  2.     Annual  Meeting.     An  annual meeting of the stockholders
                     ---------------
commencing with the year 1996 shall be held on the last working day of February if not a legal holiday, and if a legal holiday, then on the next business day following,, or at such other date and time as be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect by a plurality vote the directors to succeed those whose terms expire and shall transact such other business as may be properly be brought before the meeting.

     Section 3.      Special Meetings.     Special meetings of the stockholders,
                     ----------------
for any purpose or Purposes, unless otherwise prescribed by law or by Certificates of Incorporation, may be called by the Board of Directors or the Chairman.

     Section  4.     Notice  of Meetings.     Written notice of every meeting of
                     -------------------
the stockholders, setting the place, date and hour of the meeting and, in the case of special meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section  5.     Quorum.     The  holders  of a majority of the stock issued
                     ------
and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

     Section  6.  Voting.  Except  as  otherwise  provided  by  law  or  by  the
                  ------
Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Eve7 vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                                   ARTICLE II

                                    DIRECTORS

     Section  1.  Powers.  The  business and affairs of the Corporation shall be
                  ------
managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     Section  2.  Number  and  Term  of Office. The number of directors shall be
                  ----------------------------
fixed by resolution of the Board of Directors of by the stockholders at the annual meeting or a special meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified, except as required by law. Any director may be removed by a vote of shareholders then at any meeting at which a quorum is present.

     Section  3.  Vacancies  and  New Directorships. Vacancies and newly created
                  ---------------------------------
directorships resulting from any increase in the authorized number of directors which occur between annual meetings of the stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, except as required by law.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors may
                ------- --------
be held without notice immediately after the annual meeting of the stockholders and at such time and place as shall from time to time be determined by the Board of Directors or the Chairman.

     Section 5. Special Meetings. Special meetings of the Board of Directors may
                ----------------
be called by the Chairman of the Board on one day's written notice to each director by whom such notice is not waived, given either personally or by mail or telegram, and shall be called by the Chairman in like manner and on like notice on the written request of any two directors.

     Section  6.  Quorum.  At all meetings of the Board of Directors, a majority
                  ------
of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

     Section  7. Written Action. Any action required or permitted to be taken at
                 --------------
any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or Committee.

     Section  8.  Participation  in Meetings by Conference Telephone. Members of
                  --------------------------------------------------
the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 9. Committees.  The Board of Directors may, by resolution passed by
                -----------
a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any committee or committees so designated by the Board shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

     Section  10.  Compensation.  The  Board  of  Directors  may  establish such
                   ------------
compensation for, and reimbursement of the expenses of, directors for attendance at meetings of the Board of Directors or committees, or for other services by directors to the Corporation, as the Board of Directors may determine.

     Section  11. Rules. The Board of Directors may adopt such special rules and
                  -----
regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these bylaws.

                                   ARTICLE III

                                     NOTICES

     Section  1.  Generally.  Whenever  by  law  or  under the provisions of the
                  ---------
Certificate of Incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United stated mail. Notice to directors may also be given by telegram or telephone.

     Section  2.  Waivers  Whenever any notice is required to be given by law or
                  -------
under the provisions of the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be give, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE IV

                                    OFFICERS

     Section  1.  Generally. The officers of the Corporation shall be elected by
                  ---------
the Board of Directors and shall consist of a Chairman and a person with duty to record proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and any other officers deemed necessary or desirable by the Board of Directors, such officers to have the powers customary for their respective positions or as otherwise provided herein or by the Board of Directors.

     Section 2. Compensation. The compensation of all officers and agents of the
                ------------
Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the corporation.

     Section  3.  Succession  The  officers of the Corporation shall hold office
                  ----------
until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors or by a vote of shareholders. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or by a vote of shareholders.

     Section  4.  Authority  and Duties. Each of the officers of the Corporation
                  ---------------------
shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these bylaws.

     Section  5.  Chairman.   The  Chairman shall preside at all meetings of the
                  ---------
stockholders and of the Board of Directors. The Chairman shall be responsible for the active management and direction of the business and affairs of the Corporation. The Chairman may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis.

     Section  6.  President.  The President if any, shall be responsible for the
                  ---------
operations of the Corporation and he shall have such other duties and responsibilities as assigned by the Board of Directors.

     Section  7. Execution of Documents and Action with Respect to Securities of
                 --------- -----------------------------------------------------
Other  Corporations. The Chairman shall have and is hereby given, full power and
-------------------
authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the

Corporation, applications, consents, proxies and other powers of attorney, stock certificates, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. The Chairman may delegate in writing to other officers, employees and agents of the Corporation the power and authority to take any action which the Chairman is authorized to take under this Section 7, with such limitations as the Chairman may specify; such authority so delegated by the Chairman shall not be redelegated by the person to whom such execution authority has been delegated.



                                    ARTICLE V


                                 INDEMNIFICATION


     Section 1. Right to Indemnification. Each person who was or is made a party
                ------------------------
or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation as a director, officer, or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceedings is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer, or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article V with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify and such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise (hereinafter an "undertaking").

     Section 2. Right of Indemnitee to Bring Suit. If a claim under Section 1 of
                ---------------------------------
this Article V is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or part in any such or in a suit brought by the corporation to recover an advancement of expenses pursuant of the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnities is not entitled to be indemnified or to such advancement of expenses under this Article V or otherwise shall be on the corporation.

     Section  3. Non-Exclusivity of Rights. The rights of indemnification and to
                 --------------- -- ------
the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section  4.  Insurance.  The  corporation  may  maintain  insurance, at its
                  ---------
expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Delaware General Corporation Law.

     Section  5.  Indemnification  of Agents of the Corporation. The corporation
                  ---------------------------------------------
may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors, officers, and employees of the corporation.

     Section  6. Indemnification Contracts. The Board of Directors is authorized
                 -------------------------
to enter into a contract with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determinates, greater than, those provided for in this Article V.

     Section  7. Effect of Amendment .  Any amendment, repeal or modification of
                 -------------------
any provision of this Article V by the stockholders or the directors of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment, repeal or modification.


                                   ARTICLE VI


                                      STOCK


     Section  1.  Certificates. Certificates representing shares of stock of the
                  ------------
Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder's name and the number of shares and shall be signed by, or in the name of the Corporation by the President or the Chairman, and the Secretary or an Assistant Secretary or the Treasurer or and Assistant Treasurer of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

     Section  2.  Transfer.  Upon  surrender  to the Corporation or the transfer
                  --------
agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 3. Lost. Stolen or Destroyed Certificates. The Secretary may direct
                --------------------------------------
a new certificate to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or


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certificates  the  Secretary  may  require  the  owner  of  such lost, stolen or destroyed certificate or certificates to give the corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.

     Section 4. Record Date. (a) In order that the Corporation may determine the
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stockholders  entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. if no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that, the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporations registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


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                                   ARTICLE VII

                               GENERAL PROVISIONS


     Section  1.  Fiscal Year. The fiscal year of the Corporation shall be fixed
                  -----------
from  time  to  time  by  the  Board  of  Directors.

     Section  2.  Corporate  Seal   The Board of Directors may adopt a corporate
                  ---------------
seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section  3.  Reliance  upon Books, Reports and Records. Each director, each
                  -----------------------------------------
member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     Section  4.  Time  Periods. In applying any provision of these bylaws which
                  -------------
requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the date of the doing of the act shall be excluded and the day of the event shall be included.

     Section 5. Dividends   The Board of Directors may from time to time declare
                ---------
and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

                                  ARTICLE VIII

                                   AMENDMENTS

     Section 1. Amendments. These bylaws may be altered, amended or repealed, or
                ----------
new  bylaws  may  be  adopted, by the stockholders or by the Board of Directors.


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